EXHIBIT 10.8
AMENDMENT TO RAYONIER INVESTMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES (“the Plan”)

WHEREAS, Rayonier Inc. (the “Employer”) maintains the Rayonier Investment and Savings Plan for Salaried Employees (the “Plan”) for its employees;

WHEREAS, Rayonier Inc. has decided that it is in its best interest to amend the Plan;

WHEREAS, Section 14.01(b) of the Plan authorizes the Employer to amend the selections under the Rayonier Investment and Savings Plan for Salaried Employees Adoption Agreement.

NOW THEREFORE BE IT RESOLVED, that the Rayonier Investment and Savings Plan for Salaried Employees Adoption Agreement is amended as follows. The amendment of the Plan is effective as of 5-8-2020.

1.The Adoption Agreement is amended to read:
4.5 SERVICE WITH PREDECESSOR EMPLOYER. If the Employer is maintaining the Plan of a Predecessor Employer,  service with such Predecessor Employer is automatically counted for eligibility, vesting and for purposes of applying any allocation conditions under AA §6-5 and AA §6B-7.
In addition, this AA §4-5 may be used to identify any Predecessor Employers for whom service will be counted for purposes of determining eligibility, vesting and allocation conditions under this Plan. (See Sections 2.06, 3.09(c) and 7.08 of the Plan.) If this AA §4-5 is not completed, no service with a Predecessor Employer will be counted except as otherwise required under this AA
§4-5.
☑(a) Identify Predecessor Employer(s):
☐(1) The Plan will count service with all Employers which have been acquired as part of a transaction under Code
§410(b)(6)(C).
☑(2) The Plan will count service with the following Predecessor Employers:

		Name of Predecessor Employer	Eligibility	Vesting	Allocation Conditions
☑	(1)	Pope Resources	☐	☑	☐
☑	(2)	Olympic Resource Management	☐	☑	☐
☑	(3)	Olympic Property Group	☐	☑	☐
☐(b) Describe any special provisions applicable to Predecessor Employer service:   [Note: Any special provisions may not violate the nondiscrimination requirements under Code §401(a)(4).]
2.The Adoption Agreement is amended to read:

C-2 ROLLOVER CONTRIBUTIONS. Does the Plan accept Rollover Contributions? (See Section 3.07 of the Plan.)
☐No
☑Yes
☐(a) If this subsection (a) is checked, an Employee may not make a Rollover Contribution to the Plan prior to becoming a Participant in the Plan. (See Section 3.07 of the Plan.)
☑(b) Check this subsection (b) if the Plan will not accept Rollover Contributions from former Employees.
☑(c) Describe any special rules for accepting Rollover Contributions: Rollover contributions from former employees of Pope Resources, Olympic Resource Management and Olympic Property Group who were active employees on May 8, 2020 and subsequently terminated employment with Rayonier on or after May 8, 2020 but before May 31, 2020 will be accepted as long as a rollover election is received by July 15, 2020.
[Note: The Employer may designate in subsection (c) or in separate written procedures the extent to which it will accept rollovers from designated plan types. For example, the Employer may decide not to accept rollovers from certain designated plans (e.g., 403(b) plans, §457 plans or IRAs). Any special rollover procedures will apply uniformly to all Participants under the Plan.]

EXHIBIT 10.8

EMPLOYER SIGNATURE PAGE

PURPOSE OF EXECUTION. This Signature Page is being executed for Rayonier Investment and Savings Plan for Salaried Employees to effect:
☐(a) The adoption of a new plan, effective [insert Effective Date of Plan]. [Note: Date can be no earlier than the first day of the Plan Year in which the Plan is adopted.]
☐(b) The restatement of an existing plan, in order to comply with the requirements of PPA, pursuant to Rev. Proc. 2011-49.
(1)Effective date of restatement: . [Note: Date can be no earlier than January 1, 2007. Section 14.01(f)(2) of Plan provides for retroactive effective dates for all PPA provisions. Thus, a current effective date may be used under this subsection (1) without jeopardizing reliance.]
(2)Name of plan(s) being restated:
(3)The original effective date of the plan(s) being restated:
☑(c) An amendment or restatement of the Plan (other than to comply with PPA). If this Plan is being amended, a snap-on amendment may be used to designate the modifications to the Plan or the updated pages of the Adoption Agreement may be substituted for the original pages in the Adoption Agreement. All prior Employer Signature Pages should be retained as part of this Adoption Agreement.
(1)Effective Date(s) of amendment/restatement: 5-8-2020
(2)Name of plan being amended/restated: Rayonier Investment and Savings Plan for Salaried Employees
(3)The original effective date of the plan being amended/restated: 3-1-1994
(4)If Plan is being amended, identify the Adoption Agreement section(s) being amended: Section 4-5(a)(2) is amended to count prior service with Pope Resources, Olympic Property Group, and Olympic Resource Management for purposes of determining vesting; Section C-2(c) is amended to describe special rules for accepting Rollover contributions to the Plan.

VOLUME SUBMITTER SPONSOR INFORMATION. The Volume Submitter Sponsor (or authorized representative) will inform the Employer of any amendments made to the Plan and will notify the Employer if it discontinues or abandons the Plan. To be eligible to receive such notification, the Employer agrees to notify the Volume Submitter Sponsor (or authorized representative) of any change in address. The Employer may direct inquiries regarding the Plan or the effect of the Favorable IRS Letter to the Volume Submitter Sponsor (or authorized representative) at the following location:
Name of Volume Submitter Sponsor (or authorized representative): Massachusetts Mutual Life Insurance Company   Address: 1295 State Street Springfield, MA 01111-0001   Telephone number: (800) 309-3539
IMPORTANT INFORMATION ABOUT THIS VOLUME SUBMITTER PLAN. A failure to properly complete the elections in this Adoption Agreement or to operate the Plan in accordance with applicable law may result in disqualification of the Plan. The Employer may rely on the Favorable IRS Letter issued by the National Office of the Internal Revenue Service to the Volume Submitter Sponsor as evidence that the Plan is qualified under Code §401(a), to the extent provided in Rev. Proc. 2011-49. The Employer may not rely on the Favorable IRS Letter in certain circumstances or with respect to certain qualification requirements, which are specified in the Favorable IRS Letter issued with respect to the Plan and in Rev. Proc. 2011-49. In order to obtain reliance in such circumstances or with respect to such qualification requirements, the Employer must apply to the office of Employee Plans Determinations of the Internal Revenue Service for a determination letter. See Section 1.66 of the Plan.
By executing this Adoption Agreement, the Employer intends to adopt the provisions as set forth in this Adoption Agreement and the related Plan document. By signing this Adoption Agreement, the individual below represents that he/she has the authority to execute this Plan document on behalf of the Employer. This Adoption Agreement may only be used in conjunction with Basic Plan Document #04. The Employer understands that the Volume Submitter Sponsor has no responsibility or liability regarding the suitability of the Plan for the Employer’s needs or the options elected under this Adoption Agreement. It is recommended that the Employer consult with legal counsel before executing this Adoption Agreement.

Rayonier Inc.
(Name of Employer)

/s/ Shelby Pyatt	VP, HR and IT
(Name of authorized representative)	(Title)